UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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1847 GOEDEKER INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 23, 2021, 1847 Goedeker Inc. sent the following letter to J. Carlo Cannell:

Via E-Mail

September 23, 2021

J. Carlo Cannell

Cannell Capital LLC

245 Meriwether Circle

Alta, Wyoming 83414

Mr. Cannell,

The leadership of 1847 Goedeker Inc. (“Goedeker” or the “Company”) is in receipt of your letter dated September 23, 2021.

You are likely aware that Goedeker has made a good faith proposal to invite Kanen Wealth Management (“Kanen”) into our ongoing director refresh process. You are also likely aware that we were in the process of proactively interviewing one of Kanen’s director candidates before Kanen publicly nominated five individuals for election to the Company’s nine-member Board. The suggestion that we have not tried to engage with Kanen and resolve Kanen’s campaign is false, and troubling to me as a devoted executive, director and sizable stockholder.

In an effort to ensure Goedeker’s stockholders do not draw the wrong conclusions, I feel compelled to highlight the below points that were omitted from what I consider to be your misleading public letter. As a long-term investor spending all of his energy and time trying to build a lasting foundation for growth, I am concerned by your firm’s ongoing efforts to gain outsized access to management throughout the quarter and glean an information advantage over your fellow stockholders.

•	Goedeker’s leadership spent more than an hour-and-a-half on the phone with your firm just last month following the Company’s second quarter earnings call. This followed a string of prior interactions. This context was omitted from your letter.
•	When your firm requested another call with multiple members of the management team this month, your Research Associate, Oleg Karmanov, shared a lengthy list of business, financial and operational questions in writing. We would not feel comfortable addressing some of these questions during the middle of a quarter and certainly not in a siloed manner that would not provide all stockholders the benefit of fair disclosure. This context about your firm’s agenda for another, mid-quarter business update call was omitted from your letter.
•	In order to avoid creating an unfair two-tier system for investor relations and to ensure management can focus on value creation during this pivotal post-combination period, I feel providing your firm at least eight extended interactions per year with leadership is sufficient and strong. This includes a lengthy one-to-one call each quarter following our broader earnings call, which includes a Q&A your firm can participate in. Our representative made you aware of these considerations. This context was omitted from your letter.
•	To demonstrate our respect for your status as a meaningful stockholder, our representative informed you that we plan to proactively reach out to schedule your post-earnings Q3 call to go over business, financial and operational items. This context was omitted from your letter.
•	In addition, our representative asked that you make us aware if there were other issues you wanted to discuss, beyond business, financial and operational items that may not be appropriate to discuss one-to-one with you. This context was omitted from your letter.

Out of respect for your firm and you, the Company will not make your associate’s exchanges public.

If you would like to schedule a call with leadership or send us a constructive, private note about your specific input into our ongoing director refresh, we would be happy to receive that feedback. Any suggestions you have for director candidates with appliances, ecommerce and relevant capital markets experience are also welcomed. But your firm has made no such private overtures to date, as far as I am aware.

While you and Kanen may find it beneficial in the short-term to grandstand and engage in public hostilities, I am confident that a majority of my fellow stockholders will look unfavorably upon efforts to distract the Company’s leadership from the pursuit of sustainable, profitable growth and long-term value. I believe Goedeker’s stockholders recognize that it has been roughly three months since closing the Appliances Connection transaction and one month since our management transition. I suspect that stockholders focused on long-term value will deem it appropriate to provide a new chief executive officer a runway to replicate prior success and surround himself with a qualified team.

Regards,

Albert Fouerti

CC: ir@goedekers.com

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About Goedeker

Goedeker is an industry leading e-commerce destination for appliances, furniture, and home goods. Through its June 2021 acquisition of Appliances Connection, Goedeker created one of the largest pure-play online retailers of household appliances in the United States. With warehouse fulfillment centers in the Northeast and Midwest, as well as showrooms in Brooklyn, New York, and St. Louis, Missouri, Goedeker offers one-stop shopping for national and global brands. We carry many household name-brands, including Bosch, Cafe, Frigidaire Pro, Whirlpool, LG, and Samsung, and also carry many major luxury appliance brands such as Miele, Thermador, La Cornue, Dacor, Ilve, Jenn-Air and Viking among others. We also sell furniture, fitness equipment, plumbing fixtures, televisions, outdoor appliances, and patio furniture, as well as commercial appliances for builder and business clients. Learn more at www.Goedekers.com.

Important Additional Information

The Company, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting of Stockholders (the “Annual Meeting”). Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Form 1 Registration Statement, as amended (collectively, the “S-1”), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 3, 2021, and amended on each of May 13, 2021, May 24, 2021 and May 25, 2021. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s S-1, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 or Annual Statement of Changes in Beneficial Ownership of Securities on Form 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 on file with the SEC. The Company intends to file a definitive proxy statement and a BLUE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the Annual Meeting will contain information regarding the direct and indirect interest, by securities holding or otherwise, of the Company’s directors and executive officers in the Company’s securities. If the holdings of the Company’s securities change from the amounts provided in the Company’s definitive proxy statement, then such changes will be set forth in SEC filings on Form 3, 4, and 5. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge on the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at www.goedekers.com.

Contacts

For Stockholders:

Goedeker Investor Relations

ir@goedekers.com

or

Morrow Sodali

Mike Verrechia, 800-662-5200

m.verrechia@morrowsodali.com